PROMISSORY  NOTE

$33,000.00                        San  Diego,  CA

SIGNED:  December  27,  2001;     REVISED  December  5,  2002
                                  REVISED  June  5,  2003

FOR VALUE RECEIVED, OEF Corporate Solutions, Inc. (Company) promises to pay to Growth Ventures, Inc. Pension Plan & Trust or order thereof, the principal sum of Thirty Three Thousand Dollars ($33,000.00), with interest at the rate of twelve percent (12%) per annum from the date of disbursement, on the balance remaining from time to time unpaid. The said principal and interest shall be payable to Growth Ventures, Inc. Pension Plan & Trust at 14 Red Tail Dr., Highlands Ranch, Co, 80126, or at such other place as the holder hereof may designate, in writing, the full principal balance and interest due and payable from the Company's IPO proceeds or on June 27, 2004 (revised), whichever is first.

     The holder of this Note may cause additional parties to be added hereto or release any party hereto, either with or without notice to the undersigned, either as co-makers, endorsers or guarantors, and extend the time for making any installment provided for herein, may modify the terms of this Note in any respect, or may accept said installment in advance, all without affecting the liability of the undersigned.

     If default be made in the payment of any installment under this Note, and if such default is not made good within thirty (30) days of its due date, the entire principal sum and accrued interest shall at once become due and payable at the option of the holder of this Note. Failure to exercise this option shall not constitute a waiver of the right to exercise the same in the event of any subsequent default. If any suit or action is instituted to collect this Note or any part thereof the undersigned promises and agrees to pay, in addition to the costs and disbursements provided by statute, a reasonable sum as attorneys fees in such suit or action.

     THE UNDERSIGNED MAKER AND GUARANTORS ARE PERSONALLY OBLIGATED AND FULLY LIABLE FOR THE AMOUNT DUE UNDER THIS NOTE. THE HOLDER HAS THE RIGHT TO SUE ON THE NOTE AND OBTAIN A PERSONAL JUDGMENT AGAINST THE UNDERSIGNED MAKER AND GUARANTORS FOR SATISFACTION OF THE AMOUNT DUE UNDER THE NOTE EITHER BEFORE OR AFTER A JUDICIAL FORECLOSURE OF THE SECURITY AGREEMENT SECURING THIS NOTE UNDER AS 09.45.170 - 09.45.220.

     The undersigned, whether principal, surety, guarantor, endorser or other party hereto, agrees to be jointly and severally bound; waive demand, protest and notice of demand, protest and nonpayment; and expressly agree that this Note or any payment thereunder may be extended from time to time, and consent may be given to the acceptance of further security, including other types of security or release in whole or in part of any security, all without in any way affecting the liability of such parties. This Note is to be construed according to the laws of the State of California.


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     The  business  "OEF  Corporate  Solutions"  situated in San Diego; State of
California, with all its fixtures, equipment, name and goodwill in addition to the proceeds from a public offering of "OEF Corporate Solutions, Inc." common stock (total proposed amount of at least $75,000) (revised) secures this Note.


OEF  Corporate  Solutions,  Inc.     Growth  Ventures, Inc. Pension Plan & Trust


By:  /s/Natalie  Shahvaran           By:/s/Gary  McAdam
--------------------------           ------------------
Natalie  Shahvaran                   Gary  McAdam
Its: PRESIDENT


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